Exhibit 5.10

Stinson Morrison Hecker LLP

1299 Farnam Street, Suite 1501

Omaha, Nebraska 68102

January 31, 2005

United Agri Products, Inc.

7251 W. 4th Street

Greeley, Colorado 80634

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Re:	Registration of Securities of United Agri Products, Inc. (Company)
Form S-4
File No. 333-111710

Ladies and Gentlemen:

Stinson Morrison Hecker LLP, 1299 Farnam Street, Suite 1501, Omaha, Nebraska 68102, has acted as special Nebraska counsel to Midwest Agriculture Warehouse Co., a Nebraska corporation, and Platte Chemical Co., a Nebraska corporation (the “Nebraska Subsidiaries”), which are wholly-owned subsidiaries of United Agri Products, Inc. (the “Company”), in connection with a Registration Statement on Form S-4 (File No. 333-111710) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, together with the amendments thereto filed through the date hereof, being referred to as the “Registration Statement”) by the Company and the guarantors listed therein (the “Guarantors”), including the above-described Nebraska Subsidiaries. The Registration Statement relates to the Company’s proposed offer (the “Exchange Offer”) to exchange up to $203,500,000 principal amount of the Company’s 8¼% Senior Notes due 2011 that have been registered under the Securities Act (such notes, the “Exchange Notes”) which will be guaranteed by each of the Guarantors (the “Guarantees”), for a like principal amount of the Company’s outstanding 8¼% Senior Notes due 2011 (the “Old Notes”), which Old Notes have also been guaranteed by each of the Guarantors.

In such capacity we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of only the following:

1. the Registration Statement;

January 31, 2005

2. the Indenture dated as of December 16, 2003 (the “Indenture”) among the Company, the Guarantors, and J.P. Morgan Chase Bank, as Trustee, including the Guarantees of the Nebraska Subsidiaries included therein;

3. the articles of incorporation of the Nebraska Subsidiaries referred to in Schedule I, which schedule has been certified to us by the respective corporate secretaries (the “Officer’s Certificates”) as currently in effect;

4. the by-laws of the Nebraska Subsidiaries referred to in Schedule I, which schedule has been certified to us by the respective corporate secretaries in the Officer’s Certificates as currently in effect;

5. copies, certified by the respective corporate secretaries, of the executed Unanimous Written Consent of the Directors of the Nebraska Subsidiaries dated December 11, 2003, relating to the Indenture and the Guarantees of the Nebraska Subsidiaries included therein and the other transactions contemplated by the Registration Statement; and

6. certificates of the Nebraska Secretary of State, dated January 26, 2005, to the effect that the Nebraska Subsidiaries are duly incorporated and existing under the laws of the State of Nebraska, and are in good standing and duly authorized to transact business in the State of Nebraska.

In preparing this opinion, we have relied with your approval and without independent verification as to matters of fact material to this opinion upon the statements, certificates and representations of officers, employees and other representatives of the Nebraska Subsidiaries, including but not limited to the representations in the Registration Statement, the Indenture and the Guarantees included therein (excluding the Registration Statement, the “Documents”).

For purposes of our opinion, we have relied, with your approval and without investigation, upon the assumptions that:

A. All certifications made to us by public officials concerning factual matters are accurate and complete.

B. All certifications made to us by the Nebraska Subsidiaries and their officers and employees, including the Officers’ Certificates, are accurate and complete.

C. (i) All documents submitted to us as certified, conformed, draft, photostatic or telefacsimilied copies conform to the original documents

January 31, 2005

and (ii) all such original documents and all documents submitted to us as originals are authentic.

D. The statements, recitals, representations and warranties as to matters of fact set forth in the Documents are accurate and complete; and

E. Conflicts of interest, if any, of all directors of the Nebraska Subsidiaries have been disclosed as required by the Governing Documents, all as defined on Schedule I.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1. The Nebraska Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the State of Nebraska; and have the requisite corporate power and corporate authority to execute, deliver and perform their obligations under the Indenture and the Guarantees of the Nebraska Subsidiaries included therein.

2. The issuance of the Guarantees of the Nebraska Subsidiaries has been duly authorized by all necessary corporate action on the part of the Nebraska Subsidiaries.

3. The execution, delivery and performance by the Nebraska Subsidiaries of the Indenture and the Guarantees of the Nebraska Subsidiaries included therein do not and will not violate such corporations’ articles of incorporation or by-laws.

This opinion is limited in all respects to the laws of the State of Nebraska, as now in effect. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction, including but not limited to the federal laws of the United States.

In addition to the qualifications and limitations set forth elsewhere in this opinion, the opinions set forth above are subject to the following assumptions, qualifications and limitations:

(i) We express no opinion regarding any laws, rules or regulations governing or relating to the sale or issuance of securities, or the application of any income tax or other tax laws, rules or regulations or any tax consequences of the Registration Statement or the Documents.

(ii) Our opinions are limited to the matters explicitly stated herein, and no opinion is implied or may be inferred with respect to any other matter.

(iii) With respect to the opinions set forth above, please be advised that we have made no independent investigation of the Nebraska

January 31, 2005

Subsidiaries, or the nature of their businesses, and our opinions set forth therein are limited to the facts known to us through our review of the Governing Documents, the Registration Statement and the Documents.

This opinion is being rendered at the request of the Company in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by O’Melveny & Myers LLP, counsel for the Company.

We hereby consent to the filing of this opinion as Exhibit 5.10 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commission thereunder.

Very truly yours,

/S/    STINSON MORRISON HECKER LLP

January 31, 2005

Governing Documents

Schedule I

MIDWEST AGRICULTURE WAREHOUSE CO.,

a Nebraska corporation

1.	“Articles of Incorporation of Midwest Agriculture Warehouse Co.”, dated October 22, 1963, recorded in the Nebraska Secretary of State’s Office on November 7, 1963.

2.	“Articles of Amendment (By Written Consent) to the Articles of Incorporation of Midwest Agriculture Warehouse Co.”, dated May 30, 1978, including Exhibits A, B, C and D.

3.	“ConAgra Subsidiary By-Laws”.

4.	“ConAgra Subsidiary Banking Resolution”.

5.	“Consent in Lieu of Special Meeting of the Shareholder of Midwest Agriculture Warehouse Company”, dated September 20, 1999, revising Article I of the By-Laws.

6.	Certificate of incorporation and good standing issued by the Nebraska Secretary of State dated July 7, 1977.

7.	Certificate of existence issued by the Nebraska Secretary of State dated May 6, 2004.

8.	“Notice of Incorporation of Midwest Agriculture Warehouse Co.” dated October 22, 1963.

9.	“Record of the Organization and Incorporation of Midwest Agriculture Warehouse Co.” dated October 22, 1963.

January 31, 2005

PLATTE CHEMICAL CO.,

a Nebraska corporation

10.	“Articles of Incorporation Platte Chemical Co.” dated November 1, 1973, recorded in the Nebraska Secretary of State’s Office on November 7, 1973.

11.	“Amendment to Articles of Incorporation Platte Chemical Co.” dated July 15, 1975, recorded in the Nebraska Secretary of State’s Office on July 23, 1975.

12.	“Articles of Amendment (By Written Consent) to the Articles of Incorporation of Platte Chemical Co.”, including Exhibits A, B, C and D, dated May 30, 1978, recorded in the Nebraska Secretary of State’s Office on June 7, 1978.

13.	“ConAgra Subsidiary By-Laws”.

14.	“ConAgra Subsidiary Banking Resolution”.

15.	Certificate of incorporation and good standing issued by the Nebraska Secretary of State dated December 3, 1973.

16.	Certificate of existence issued by the Nebraska Secretary of State dated May 6, 2004.

17.	Proof of Publication dated December 15, 1973.

18.	Letter to Secretary of State dated December 19, 1973, enclosing Proof of Publication.

19.	Secretary of State’s receipt for filing Articles of Incorporation dated December 3, 1973.

20.	Secretary of State’s receipt for filing Amendment to Articles of Incorporation dated July 18, 1975.

21.	“Articles of Incorporation of OMAVAC, INC.” dated May 25, 1984, and recorded with the Nebraska Secretary of State’s Office on May 30, 1984.

The documents listed in this Schedule I for Midwest Agriculture Warehouse Co. and Platte Valley Co. and numbered above as items 6, 7, 15 and 16 are collectively referred to in the opinion as the “Certificates of Incorporation”.

The documents listed in this Schedule I for Midwest Agriculture Warehouse Co. and Platte Valley Co. and numbered above as items 1, 2, 8, 9, 10, 11, 12, 17, 18, 19, 20 and 21 are collectively referred to in the opinion as the “Articles”.

The documents listed in this Schedule I for Midwest Agriculture Warehouse Co. and Platte Valley Co. and numbered above as items 3, 4, 5, 13 and 14 are collectively referred to in the opinion as the “Bylaws”.